Exhibit 3.25

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRC WILLISTON LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF JANUARY, A.D. 2007, AT 3:15 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRD DAY OF JANUARY, A.D. 2011, AT 3:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PRC WILLISTON LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4281692 8100H	AUTHENTICATION:	9560767

120536289	DATE:	05–09–12

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:25 PM 01/09/2007 FILED 03:15 PM 01/09/2007 SRV 070025692 - 4281692 FILE

CERTIFICATE OF FORMATION

OF

PRC WILLISTON LLC

This Certificate of Formation, dated January 9, 2007, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                                      Name. The name of the Company is: “PRC Williston LLC”.

2.                                      Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-201 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date written first above.

By:	/s/ Sarah K. Morgan
Sarah K. Morgan, Authorized person

State of Delaware Secretary of State Division of Corporations Delivered 03:19 PM 01/03/2011 FILED 03:08 PM 01/03/2011 SRV 110003428 - 4281692 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF AGENT
AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is PRC WILLISTON LLC

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington. Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ David Lipp
Authorized Person

Name:	David Lipp
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